Exhibit 10.1

INSPIREMD, INC.

Amended and Restated 2011 UMBRELLA Option Plan

1.	NAME

This plan, as amended from time to time, shall be known as the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (the “Plan”).  InspireMD, Inc. (the “Company”) is amending and restating its 2011 UMBRELLA Option Plan, which was originally adopted and approved by its stockholders on March 28, 2011 (the “Original Plan”).  This amended and restated Plan incorporates certain amendments adopted following the adoption of the Original Plan and replaces the Original Plan in its entirety.

2.	PURPOSE

The purpose and intent of the Plan is to serve as an incentive to attract new employees, consultants and service providers and retain, in the employ of the Company and its subsidiaries and affiliates (together, the “Group”), persons of training, experience and ability by providing them with opportunities to purchase shares of the Company, pursuant to the Plan approved by the board of directors of the Company (the “Board”).

This Plan shall serve as an “umbrella” plan for the Company and the entire Group worldwide. Therefore, if so required, appendices may be added to the Plan for the various international parent or subsidiaries in order to accommodate local regulations that do not correspond to the scope of the Plan, at the discretion of the Board.   Any such appendices that the Company approves for purposes of using this Plan for an international parent or subsidiary will not affect the terms of this Plan for any other country.

Options (“Options”) granted or Shares issued under this Plan shall adhere to all applicable state, federal and foreign laws, including but not limited to the Israeli Income Tax Ordinance (New Version), 1961 (the “Ordinance”).  Such applicable state, federal and foreign laws, including the Ordinance together with any regulations, rules, orders or procedures promulgated thereunder and, all as may be amended from time to time shall be collectively referred as the “Tax Rules”.

Attached hereto as Appendix A is the 2006 Employee Stock Option Plan, designated for Sections 102 and 3(i) of the Ordinance for the purposes of any grant to Israeli employees and officers of the Group and any other service providers or control holders of the Company who are subject to the Israeli Income Tax.

Attached hereto as Appendix B is the 2011 U.S. Equity Incentive Plan, designated for the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for the purposes of any grant to U.S. employees of the Group and any other service providers who are subject to the U.S. Income Tax.

The proceeds received from the issuance of Shares subject to Options (“Option Shares”), upon exercise of Options pursuant to the Plan shall be used for general corporate purposes.

3.	ADMINISTRATION

3.1.
A share option Administrator appointed and maintained by the Board for such purpose (the “Committee” or “Administrator”) shall have the power to administer the Plan.  Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.  The Board shall appoint the members of the Administrator, and may from time to time remove members from, or add members to, the Administrator.  In this Plan any reference to the term “Administrator” shall also mean the Board if no Committee is operating at that time in the Company.  Notwithstanding anything to the contrary, for purposes of the 2011 U.S. Equity Incentive Plan, to the extent necessary for any award granted thereunder to satisfy the requirements of Section 162(m) of the Code and and/or Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), member on any such Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b 3 promulgated under the Exchange Act.

3.2.
The Administrator shall select one of its members as its Chairman and shall hold its meetings at such times and places, as the chairman shall determine.  Actions at a meeting of the Administrator at which a majority of its members is present and vote for or acts reduced to or approved in writing by all of the members of the Administrator, shall be the valid acts of the Administrator. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable and may appoint a secretary, who shall keep records of its meetings.

3.3.
The Administrator shall designate participants (the “Grantees”) and approve the grant of Options or Shares to the Grantees.  Without derogating from the foregoing, the Administrator shall be authorized to issue on behalf of the Company, Shares underlying Options, which have been granted by the Administrator and duly exercised.

3.4.
Subject to the provisions of this Plan, the Administrator shall have full authority and discretion, from time to time and at any time, to determine the terms and conditions of respective share options agreements to be signed between the Company and each Grantee individually (“Option Agreement”) including, but not limited to: (i) the time or times and the conditions (including without limitation the accomplishment of various milestones by the Grantee) upon which the Options may vest; (ii) the equal or different exercise price of Options granted to Grantees; and (iii) the nature and duration of restrictions as to transferability.  The Administrator is authorized to: (i) interpret the provisions and supervise the administration of the Plan; (ii) amend, modify and replace terms and conditions of Option Agreements, provided however, that such act in one case or for one or several Grantees, will not automatically entitle any other Grantee to the same treatment, and provided that a material adverse change in any executed Option Agreement requires the consent of the affected Grantee; (iii) convert un-vested Options from previous plans to Options under this Plan, subject to applicable laws; and (iv) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.5.
The Administrator may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.6.
A member of the Board or the Administrator shall be eligible to receive Options under the Plan while serving on the Board or the Administrator, subject to the restrictions of Interested Party Transactions as may be applicable, as defined in the Israeli Companies Law 1999 (the “Companies Law”).

3.7.	The interpretation and construction by the Administrator of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4.	RESERVED SHARES

The Company reserves fifteen million (15,000,000) shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) for purposes of the Plan, subject to adjustment in case of subdivision or combination of the Shares of the Company.  Such initial number may be increased from time to time by resolutions of the Board.  Any Share under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

The Board may resolve to reserve out of the abovementioned pool (as may be increased from time to time) part of the reserved pool specifically for each separate Appendix.

5.	AWARD OF OPTIONS

5.1.
The Administrator in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan.  Options may be granted at any time after this Plan has been approved by the Board and until the end of the term of the Plan as provided in Section 11 below. Provided however that Options granted under Section 102(b) of the Ordinance and held in trust by a trustee, approved by the Israeli Tax Authorities in accordance with the provisions of Section 102(a) of the Ordinance, shall not be granted until the lapse of thirty (30) days following the filing of the Plan with the Israeli Tax Authorities of a request by the Company to approve the Plan.  The date of grant of each Option shall be the date specified by the Administrator at the time such grant is made, subject to applicable law (the “Date of Grant”).

5.2.
The Options granted pursuant to the Plan shall be evidenced by a written Option Agreement.  The Option Agreement shall state, inter alia, the number of Shares covered thereby, the dates when the Options may be exercised (subject to Section 8 below), the exercise price and such other terms and conditions as the Administrator in its discretion may prescribe, provided that they are consistent with this Plan.

5.3.
The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him/her from participating, in any other grant of Options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its affiliates.

5.4.
Anything in this Plan to the contrary notwithstanding, all grants of Options to directors, officers  and office holders (“Nose Misra” as such term is defined in the Companies Law, as amended from time to time), shall be authorized and implemented in accordance with the provisions of the Companies Law or other applicable related party transactions laws.

6.	OPTION EXERCISE PRICE

The exercise price per Share covered by each Option Agreement (the “Exercise Price”) shall be (i) if the Company is publicly-traded, the closing price of a Share on the Date of Grant, or (ii) if the Company is not publicly-traded, (A) determined by the Administrator, in good faith, based on the reasonable application of a reasonable valuation method, considering factors relevant to the value of the Shares, or (B) determined by a qualified independent appraiser, based on a reasonable valuation method.  Despite the aforesaid, the Administrator may determine the Exercise Price for an Israeli Grantee lower than the fair market value as aforesaid, but subject to the Israeli law as shall be amended from time to time.  Each Option Agreement shall contain the exercise price determined for each Grantee.  Each vested Option shall entitle the Grantee to purchase one Share at the Exercise Price, subject to the provisions of the Plan, the Option Agreement and the Tax Rules.

7.	TERM AND EXERCISE OF OPTIONS

7.1.
Options shall be exercisable pursuant to the terms under which they were awarded as set forth in the Option Agreement and subject to the terms and conditions of this Plan and the Tax Rules; provided, however, that only vested Options may be exercised and that in no event shall an Option be exercisable after the expiration of ten (10) years from the date such Option is granted, unless another period (either shorter or longer) is specifically provided in the Option Agreement (the “Expiration Date”).

Unless the Administrator provides otherwise, vesting of Options granted under the Plan shall be suspended during any unpaid leave of absence.

7.2.	Unless determined otherwise by the Administrator with regard to all or any of the Grantees or the Options, the Options will be exercisable into Option Shares, as follows:

(a)
One fourth (1/4) of the Options shall vest and become exercisable upon the expiration of twelve (12) months after the Date of Grant thereof (the “First Vesting Date”); provided, however, that the Grantee is continuously employed or engaged by the Group from the Date of Grant until the First Vesting Date;

(b)
The remaining Options shall vest and become exercisable in twelve (12) equal potions of one-sixteenth (1/16) of the Option Shares, each portion on the last day of each of the 3-month periods, the first of which shall commence on the first (1st) day following First Vesting Date (each, a “Quarterly Vesting Period”); provided, however, that the Grantee is continuously employed or engaged by the Group from the Date of Grant until the end of the applicable Quarterly Vesting Period.

7.3.	Unless determined otherwise by the Administrator with regard to all or any of the Grantees or the Options, in the event that in any of the following events (each a “Transaction”):

(a)	a merger or consolidation of the Company (a “Merger”) with or into any company (the “Successor Company”) resulting in the Successor Company being the surviving entity; or

(b)
an acquisition of: (i) all or substantially all of the Shares or assets of the Company in one or more related transactions to another party (a “Share Sale”), or (ii) all or substantially all of the assets of the Company, in one or more related transactions to another party, in each case such acquirer of Shares or assets is referred to herein as the “Acquiring Company”;

unvested Options remain outstanding under the Plan shall be treated by the Successor Company or the Acquiring Company, as the case may be, at its sole discretion.  The Successor Company or the Acquiring Company shall have the right, among other alternatives, to substitute the Options (vested and/or unvested) for its own securities (the “Substitute Shares”) or to retain this Plan with no change.  In the event the Successor Company or the Acquiring Company chooses to substitute the Options for Substitute Shares, appropriate equitable adjustments shall be made in the purchase price per share of the Substitute Shares, and all other terms and conditions of the Option Agreements, such as the vesting dates, shall remain in force, all as will be determined by the Board whose determination shall be final.

7.4.
The Administrator shall have full authority to determine any provisions regarding the acceleration of the vesting period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Option Agreement on such terms and conditions as the Administrator shall deem appropriate.

7.5.
Subject to any provision in the Article of Association of the Company, as amended from time to time (the “Articles”), in the event of a Share Sale or a Merger, each Optionee shall  participate in the Share Sale or the Merger and sell or exchange, as the case may be, all of his or her Option Shares and vested Options in the Company, provided, however, that each such Option Share or Option shall be sold or exchanged at a price or ratio (as the case may be) equal to that of any other share of the same class sold or exchanged under the Share Sale or the Merger (minus the applicable exercise price), in accordance with the provisions of the Company’s Articles of Association, while accounting for changes in such price or ratio due to the respective terms of any such Option.

7.6.
With respect to Option Shares held in trust, the following procedure will apply in the event of a Transaction: the Trustee (as defined below) will transfer the Option Shares held in trust and sign any document in order to effectuate the transfer of Option Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold or exchanged, and therefore the Trustee is obligated to transfer the Option Shares held in trust; (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Option Shares from the trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; (iii) the Company is obligated to transfer the consideration for the Option Shares directly to the Optionees subject to the Transaction agreements.

7.7.
Vested Options shall be exercisable by the Grantees by signing and returning to the Company at its principal office, an “Exercise Notice” in such form and substance as may be prescribed by the Administrator from time to time.  The Exercise Notice shall be accompanied by payment of the Exercise Price.

7.8.
Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 8 hereof, if any Options have not been exercised and the Shares covered thereby not paid for by the Expiration Date, such Options and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, the trust with respect to such Options, if applicable, shall expire and the Shares underlying such Options shall revert back to the Plan.

7.9.
Each payment shall be in respect of a whole number of Shares, shall be effected in cash or by a cashier’s or certified check payable to the order of the Company, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

7.10.
Prior to the registration of the Grantee as holder of Shares in the Company’s register of stockholders upon exercise of the Option and subject to the other provisions of the Plan, the Grantees shall have none of the rights and/or privileges of stockholders of the Company in respect of any Shares purchasable upon the exercise of Options, nor shall the Grantees be deemed to be a class of stockholders or creditors of the Company.  Without prejudice to the generality of the aforesaid, Grantees shall not be entitled to participate in distribution of dividends, or in distribution of assets upon dissolution, nor be entitled to be invited to or participate and vote in General Meetings on account of Options which have not been exercised until thirty (30) days before such distribution or meeting and subject to the other provisions of this Plan and its Appendices.

7.11.
Without derogating from the aforesaid, in the Option Agreement, the Grantee will grant the Company’s CEO or Chairman an irrevocable proxy (a “Voting Proxy”) to (i) represent the Grantee at, and to receive invitation for, all meetings of the stockholders of the Company, and to vote the Grantee’s Option Shares at such meetings in the same proportion as the votes of Company’s stockholders in such meetings; and/or (ii) waive all pre-emptive rights relating to the issuance by the Company of new securities, if the Grantees shall be entitled to such right.  Upon the consummation of an IPO of Company shares, the Voting Proxy will be deemed cancelled and of no further effect.

7.12.
All Shares issued upon the exercise of Options shall be in all aspects, unless specifically otherwise stated herein, subject to and bound by the provisions of the Company’s incorporation documents, as amended from time to time, and by any stockholders’ agreement to which the holders of Shares of the Company are bound.

7.13.	Granting of an Option shall impose no obligation on the recipient to exercise such Option.

8.	TERMINATION OF ENGAGEMENT

8.1
If the Grantee shall cease to be employed or engaged by the Group, as the result of his resignation, then the Grantee shall have the right to exercise the Options, but only to the extent that the Options are exercisable as of the date Optionee resigns (according to the provisions of Section 7 above), within thirty (30) days as of the Termination Date.

8.2
If the Grantee shall cease to be employed or engaged by the Group, as the result of his dismissal without Cause, then the Grantee shall have the right to exercise the Options, but only to the extent that the Options are exercisable on the date of Grantee’s dismissal (according to the provisions of Section 7 above), within ninety (90) days after the Termination Date.

8.3
If the Grantee shall cease to be employed or engaged by the Group as the result of his disability, then the Option, to the extent that it is exercisable by him at the time he ceases to be employed or engaged by the Group, and only to the extent that the Option is exercisable as of such time as defined in Section 7 above, may be exercised by him within one (1) year, after the Termination Date.

8.4
If the Grantee shall die while employed or engaged by the Group, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 7 above, to exercise the Option (to the extent that the Optionee would have been entitled to do so at the time of his death) at any time within two (2) years from the date of his death.

8.5
If the Grantee shall be terminated for Cause, then, all Options, (including vested Options) whether exercisable or not on the date that the Group delivers to the employee a termination notice, will expire and may not be further exercised, and the Shares covered by such Options shall revert to the Plan.

8.6
For the purpose of this Plan, “Cause” shall exist if Grantee (i) breaches any of the material terms or conditions of his employment agreement, or agreement to provide services to the Group, including, without limitation, the breach of any duty of non-disclosure or non-competition; (ii) engages in willful misconduct or acts in bad faith with respect to any company in the Group in connection with his employment or other agreement with the Group; or (iii) is convicted of a criminal offence involving moral turpitude.

8.7	For purposes of this Section 8, “Termination Date” shall mean the date on which Optionee’s employment or engagement with a any company in the Group is terminated.

8.8
The reason of termination notwithstanding, if during the period after the termination of engagement during which the Grantee may still exercise Options, the Grantee breaches the confidentiality, non-competition, non-solicitation, non-use or assignment of intellectual property undertakings binding upon the Grantee, the Company shall have the right to effect a forfeiture of all Options (including vested Options) then outstanding, and the Shares covered by such Options shall revert to the Plan.

9.	ADJUSTMENTS AND SUBSTITUTION

Upon the occurrence of any of the following events, a Grantee’s rights to purchase Shares under the Plan shall be adjusted or substituted as hereinafter provided.

9.1.
In the event that the Shares of the Company are subdivided or combined into a greater or smaller number of shares, or if the Shares of the Company are exchanged for other securities of the Company, by reason of a reclassification, recapitalization, consolidation, reorganization, dividend or other distribution (whether in the form of cash, stock or other property), stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, then each Grantee shall be entitled, upon exercise of the Options and subject to the conditions herein stated, to purchase such number of Shares or such other securities of the Company as were exchangeable for the number of Shares of the Company which such Grantee would have been entitled to purchase had the Grantee exercised the Options immediately prior to such an event, and appropriate adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or exchange.

9.2.
Subject to Section 7 above, in the event of a Transaction (defined above), while unexercised Options remain outstanding under the Plan, and the Administrator determines in good faith that adjustment to the Plan or any Option granted under the Plan is required in order to preserve the benefits or potential benefits to the Grantees, the Administrator may at its sole discretion (A) cause the Options to be substituted with the corresponding and adjusted number of options to purchase shares of the surviving entity (or an affiliated entity of the surviving entity), of the same class and the same substitution rate as the shares received by the holders of Shares of the Company in exchange for their Shares, or (B) in the event holders of the Shares received cash as consideration for their Shares in the Transaction, cause the Options to be cancelled in exchange for a cash payment equal to cash they would have received had they exercised their Options immediately prior to the Transaction, as adjusted for the payment of the appropriate exercise price.  In the case of such substitution, appropriate adjustments shall be made in the quantity and exercise price to reflect such action, and all other material terms and conditions of the Option Agreements shall remain in force.

9.3.
In the event that the Company issues any of its Shares or other securities as bonus shares (stock dividend) upon or with respect to all its Shares, which are at the time subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising an Option shall be entitled to receive (if he/she so elects), in addition to the exercised Option Shares, the appropriate number of bonus shares, on the same terms and conditions as offered to the other stockholders holding Shares of the Company, which he/she would have received had the exercise of the Options taken place prior to such issuance.

9.4.
The Administrator shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive.  The Administrator’s determination may differ from one Grantee to another, except that a determination of a specific adjustment under Section 9.1 shall be applied in the same manner to all applicable Grantees.

10.	ASSIGNABILITY AND SALE OF SHARES

10.1	Shares purchased hereunder shall not be assignable or transferable except pursuant to applicable laws and the incorporation documents of the Company.

10.2
Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.  This restriction applies also to Grantees which are not natural persons, unless such transfer is approved by the Administrator in writing, at its sole discretion.  The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assignees of the Grantee.

10.3
The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer the Shares upon exercise of the Options under the Plan, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.  Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

11.	PERIOD AND AMENDMENT OF THE PLAN

11.1.
The Original Plan was adopted by the Board on March 28, 2011.  This amended and restated Plan was adopted by the Board on August 25, 2011 and shall expire on March 27, 2021, unless earlier terminated in accordance with the terms of the Plan.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

11.2.
The Board may, at any time and from time to time, terminate or amend the Plan in any respect;  provided that, the Company may not alter or impair the rights of a Grantee, without his/her consent, under any Option previously granted to the Grantee.

12.	CONTINUANCE OF ENGAGEMENT

Neither the Plan nor the Option Agreement shall impose any obligation on the Company or a related company thereof, to continue with any Grantee in its employ or to continue to receive services rendered by the Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or in rendering services to the Company or any other entity of the Group or restrict the right of the Company or any other entity of the Group to terminate such employment or rendering of services or consulting at any time, with or without Cause.

13.	GOVERNING LAW

The Plan, the Appendices and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, except that with respect to tax and corporate matters or issues, the laws of the relevant state or country according any Appendix to this Plan, shall apply.

14.	TAX CONSEQUENCES

Any tax consequences arising from the grant or exercise of any Option or from the payment for Shares or from sale or transfer of the Shares or from any other event or act hereunder (whether of the Grantee or of the Company or any entity within the Group), shall be borne solely by the Grantee.  The Company and/or any entity within the Group shall withhold and/or deduct taxes according to all applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, to the extent legally permitted, each Grantee agrees to indemnify the Company and/or any other entity within the Group that engages the Grantee and/or the Company’s stockholders and/or directors and/or officers and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.  Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of a Grantee until all tax consequences (if any) arising from the exercise of such Options and sale of such Shares are resolved in a manner reasonably acceptable to the Company.

The Company may, if required under any applicable law, require that an Grantee deposit with the Company, in cash, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold taxes or other amounts incurred by reason of the exercise or the transfer of shares thereupon.

15.	MULTIPLE AGREEMENTS

The terms of each Option and each Option Agreement may differ from other Options granted under the Plan or other Option Agreements signed at the same time, or at any other time.  The Administrator may also authorize more than one Option Agreement to a given Grantee during the term of the Plan, with different terms in each.

16.	NOTICES

Each notice relating to the Plan shall be in writing and delivered in person or by first class mail; postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its principal offices.  Each notice to the Grantee or other person or persons then entitled to exercise an Option shall be addressed to the Grantee or such other person or persons at the Grantee’s last known address.

17.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	TRANSFER OF SHARES

Any issued Option Shares shall, unless such shares are registered in accordance with the United States Securities Act of 1933, as amended (the “Act”) or other similar acts in other countries, be sold only in accordance with exemptions under such Acts.  There shall be no exercises, transfers, sales or other dispositions of issued Option Shares unless such shares are either registered or exempt from registration, provided, however, that in the event of an IPO, such exercise, transfer or other disposition will be subject to any lock up provision as agreed by the Company.

19.	INVESTMENT REPRESENTATION

Each Grantee exercising any Option under the Plan acknowledges, by virtue of such exercise, that the Company has not, as of the date of the approval of this Plan by the Board of Directors, registered the shares covered thereby under the Act.  The Grantee shall sign and deliver to the Company, if requested, a separate investment representation, certificate or such other document as may be required by the Company’s counsel, to such effect; and further providing that the Grantee is acquiring the Option for investment only and not with a view to distribution, provided, however, that such Option, representation, certificate or other document may provide that the said investment restriction shall not be operative as to such Option Shares as may in the future be registered with the Securities and Exchange Commission pursuant to the Act.  Furthermore, the Company may place a legend on any Share certificate delivered to the Grantee to the effect that such Shares were acquired pursuant to an investment representation and without registration of the Shares.

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APPENDIX A

INSPIREMD, INC.

2006 Employee Stock Option Plan

Designated for the Israeli Income Tax Ordinance

ARTICLE I
Purpose

1.
The purpose of this 2006 Employee Stock Option Plan (the “Israeli Plan”) shall be as defined in the InspireMD, Inc. 2011 UMBRELLA Option Plan (the “Umbrella Plan”), and is intended to harmonize the terms and conditions of the Umbrella Plan with applicable Israeli law and provide specific provisions regarding Optionees (as defined below) who are subject to the Ordinance (as defined below).  Unless expressly provided in this Israeli Plan, the provisions of the Umbrella Plan shall apply.

2.
This Israeli Plan is intended to promote the interests of InspireMD, Inc. (the “Company”) and its Affiliates, if any, (the “Group Companies”) by providing present and future officers of the Group Companies, other employees of the Group Companies (including directors of the Group Companies who are also employees of the Group Companies) and consultants of the Group Companies with an incentive to enter into and continue in the employ of the Group Companies and to acquire a proprietary interest in the long-term success of the Group Companies. The Company’s Board of Directors (the “Board of Directors”) shall have the authority to determine additional persons which will be granted rights under the Israeli Plan.

3.
The word “Affiliate”, when used in the Israeli Plan, shall mean any “employer company” within the meaning of Section 102(a) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”).1

_____________________
1 s. 102 (a) of the Ordinance: “employer company” – any of the following: (1) an employer that is an Israeli resident company or a foreign resident company with a permanent enterprise or a research and development center in Israel, if the Commissioner so approved (for this purpose: the employer), (2) a company that is a controlling member of the employer or of which the employer is a controlling member, or (3) a company controlled by a person if the same person controls the employer.

ARTICLE II
Administration

4.
The Israeli Plan shall be administered by the Board of Directors.  The Board of Directors shall have the authority in its sole discretion, subject and not inconsistent with the express provisions of the Israeli Plan, to administer the Israeli Plan and to exercise all the powers and authorities specifically granted to it under the Israeli Plan as necessary and advisable in the administration of the Israeli Plan, including, without limitation:

a.
To determine which of the eligible, officers, employees, directors, and consultants of the Group Companies or other person shall be granted Options, as that term is defined below (“Optionees”, and each an “Optionee”), provided however, that (a) employees, officers and directors (excluding controlling members as defined in Section 32(9) of the Ordinance2) (“Employees”, and each an “Employee”) may only be granted Options pursuant to Section 102 of the Ordinance and the rules and regulations promulgated thereunder, including the Income Tax Regulations (Tax Relief for Issue of Shares to Employees), 5763 -2003, (“Section 102 Options”); and (b) those who have no employee/employer relationship with the Group Companies and are not ‘office holders’ (such as consultants and service providers), and Controlling Members (“Consultants”, and each a “Consultant”), may only be granted Options pursuant to Section 3(i) of the Ordinance (“Section 3(i) Options”);

b.	To determine the type of options to be granted, i.e. Section 102 Options or Section 3(i) Options (each, an “Option”) the dates on which each Option will be granted (the “Grant Date”);

c.
To determine the number of Shares, as that term is defined below, to which an Option may relate, the terms, conditions and restrictions of each Option, the exercise price of each Option (the “Option Exercise Price”), the date on which each Option becomes exercisable (the “Exercise Date”), the duration of the exercise period and any other restrictions on the exercise of Options issued hereunder;

d.
To determine the form or forms of the option agreements under the Israeli Plan (the “Option Agreement”) (which forms shall be consistent with the terms of the Israeli Plan but need not be identical), any other instruments that constitute or contain a Company obligation to grant an Option under the Israeli Plan (each, a “Grant Instrument”), as that term is defined below, and ancillary documentation;

e.	To determine whether, to what extent, and under what circumstances, an Option may be settled, canceled, forfeited, exchanged or surrendered;

_____________________
2 s. 32(9) of the Ordinance: “controlling member” – a person who holds, directly or indirectly, alone or with a relative, one of the following: (a) at least 10% of the issued share capital or at least 10% of the voting power;  the  right to hold at least 10% of the issued share capital or at least 10% of the voting power, or a right to acquire either; (c) the right to receive at least 10% of the profits; (d) the right to appoint a director.

f.
To construe and interpret the Israeli Plan, Option Agreements, any Option, Grant Instruments and ancillary documentation and to make all other determinations deemed necessary or advisable for the administration of the Israeli Plan; and

g.	To prescribe, amend and rescind rules and regulations relating to the Israeli Plan.

5.	All decisions, determinations and interpretations of the Board of Directors shall be final and binding on all Optionees, unless otherwise determined by the Board of Directors.

6.
Insofar as the Board of Directors is entitled by law to delegate all and any of its powers and authority granted it under this Israeli Plan to a committee of the Board of Directors, the Board of Directors shall be entitled to delegate same to its Remuneration Committee (the “Committee”). The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times and places as it shall determine.  A majority of its members shall constitute a quorum.  All actions of the Committee shall be taken with the approval of a majority of its members.  Any action may be taken by a written document (in lieu of meeting) signed by the Committee, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.  The Committee may appoint a Secretary who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall determine.

7.
The Committee may recommend to the Board of Directors to adopt such rules and regulations for implementing the Israeli Plan as it may deem advisable.  No member or former member of the Board of Directors or of the Committee shall be liable for any action, failure to act, or determination made in good faith with respect to the Israeli Plan or any right granted thereunder.

8.
The Board of Directors may designate Options granted pursuant to Section 102 as (1) “Approved 102 Options” (i.e. Options granted pursuant to Section 102(b) of the Ordinance and held in trust by a trustee for the benefit of the Optionee); or (2) “Unapproved 102 Options” (i.e. Options granted pursuant to Section 102(c) of the Ordinance and not held in trust by a trustee).

9.
The Board of Directors may elect for Approved 102 Options to be classified as either (1) “Work Income Options” that qualify for tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance; or (2) “Capital Gain Options” that qualify for tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance (the “Election”).

10.
Unapproved 102 Options may be granted until the Board of Directors’ Election has been appropriately filed with the Israeli tax authorities, which election must be made at least thirty days before the date of the first grant of an Approved 102 Option under this Israeli Plan or according to the instructions published by the Israeli tax authorities from time to time. The Election shall remain in effect until the end of the subsequent year following the year during which the Board of Directors first granted such Approved 102 Options. During the period indicated in the sentence above, the Board of Directors may grant only the type of Approved 102 Option it has elected, which Election shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance, as amended.  For the avoidance of doubt, such Election shall not prevent the Board of Directors from granting, at all times, Unapproved 102 Options to Employees or Section 3(i) Options to Consultants.

ARTICLE III
Option Shares

11.
The shares to be issued under the Israeli Plan (the “Option Shares”) shall be authorized but unissued shares of common stock, par value $0.0001 per share, of the Company (the “Shares”).  The total number of Shares reserved for issuance under the Israeli Plan shall be equal to the total number of Shares reserved under Section 4 of the Umbrella Plan, subject to any adjustments and reductions made pursuant to the Umbrella Plan.  Such Shares are reserved out of the total number of Shares reserved under Section 4 of the Umbrella Plan.

12.
The number of Shares available for grant of options under the Israeli Plan shall be decreased by the sum of the number of Shares with respect to which Options have been issued and are then outstanding and the number of Shares issued upon exercise of Options.  In the event that any outstanding Option under the Israeli Plan for any reason expires, is terminated, or is canceled, the Shares covered by the unexercised portion of such option may again be subject to Options under the Israeli Plan.

13.
The Company shall at all times during the term of the option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Options granted according to this Israeli Plan, shall pay all original issue taxes, if any, with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

ARTICLE IV
Exercise Price

14.
Each Option Agreement and Grant Instrument with respect to an Option shall set forth the amount (the “Option Exercise Price”) which will be paid by the Optionee to the Company upon exercise of the Option. Payment shall be made in cash, or by certified check in the manner prescribed in Article VI (Exercise of Options, Termination) hereof.

ARTICLE V
Terms of Options

15.
The Board of Directors shall determine the dates after which, or circumstances in which, Options may be exercised, in whole or in part.  If Options are exercisable in installments, then the installments or portions thereof which are exercisable and not exercised shall remain exercisable until such Options expire or terminate in accordance with the provisions herein.

16.	Notwithstanding any other provision of the Israeli Plan, no Option shall be exercisable after a date ten years from the date of grant of such Option (the “Expiration Date”).

17.	Unless determined otherwise by the Board of Directors with regard to all or any of the Optionees or the Options, the Options will be exercisable into Option Shares, as follows:

a.
One fourth (1/4th) of the Option Shares shall vest and become exercisable upon the expiration of twelve (12) months after the Grant Date thereof (the “First Vesting Date”) provided, however, that the Optionee is continuously employed or engaged by a Group Company from the Grant Date until the end of First Vesting Date;

b.
an additional one fourth (1/4th) of the Option Shares shall vest and become exercisable upon the expiration of twenty four (24) months after the Grant Date of the Option (the “Second Vesting Date”) provided, however, that the Optionee is continuously employed or engaged by a Group Company from the Grant Date until the end of Second Vesting Date; and

c.
an additional one fourth (1/4th) of the Options Shares shall vest and become exercisable upon the expiration of thirty six (36) months after the Grant Date of the Option (the “Third Vesting Date”) provided, however, that the Optionee is continuously employed or engaged by a Group Company from the Grant Date until the end of Third Vesting Date.

d.
an additional one fourth (1/4th) of the Options Shares shall vest and become exercisable upon the expiration of forty eight (48) months after the Grant Date of the Option (the “Fourth Vesting Date”) provided, however, that the Optionee is continuously employed or engaged by a Group Company from the Grant Date until the end of Forth Vesting Date.

ARTICLE VI
Exercise of Options, Termination

18.
Subject to Article X (Trustee) below, the exercise of any Option shall be effected by an Optionee signing and returning to the Company at its principal office a notice of exercise in the form prescribed from time to time by the Company or the Committee (a “Notice of Exercise”), along with payment for the Option Shares purchased thereby.  Such payment will be made in dollars or shekels in accordance with the terms of the specific Option Agreement.

19.
Subject to Article X (Trustee) below, the Company shall issue Option Shares, in the name of the respective Optionee, and deliver to him a certificate or certificates, as the case may be, representing such shares as soon as practicable after a Notice of Exercise and payment for the shares shall be received.  If Article X (Trustee) applies, then exercise of the Options will be subject to the agreement with the Trustee, as that term is defined below, and in accordance with Section 102 of the Ordinance.

20.
The Company may, if required under any applicable law, require that an Optionee deposit with the Company, in cash, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold taxes or other amounts incurred by reason of the exercise or the transfer of shares thereupon.

21.	All Shares purchased upon the exercise of an Option as provided herein shall be fully paid and non-assessable.

22.
In the event that an Option is exercised by any person or persons other than the Optionee, pursuant to Article VII (Non-Transferability of Option Rights), such Notice of Exercise shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

23.
If the Optionee shall cease to be employed or engaged by a Group Company, as the result of his resignation, then the Optionee shall have the right to exercise the Options, but only to the extent that the Options are exercisable as of the date Optionee resigns (according to the provisions of Article V (Terms of Options)), within thirty (30) days as of the Termination Date.

24.
If the Optionee shall cease to be employed or engaged by a Group Company, as the result of his dismissal without Cause, then the Optionee shall have the right to exercise the Options, but only to the extent that the Options are exercisable on the date of Optionee’s dismissal (according to the provisions of Article V (Terms of Options)), within sixty (60) days after the Termination Date.

25.
If the Optionee shall cease to be employed or engaged by a Group Company as the result of his disability or retirement with the consent of the Group Company, then the Option, to the extent that it is exercisable by him at the time he ceases to be employed or engaged by the Group Company, and only to the extent that the Option is exercisable as of such time as defined in Article V (Terms of Options), may be exercised by him within one (1) year, after the Termination Date.

26.
If the Optionee shall die while employed or engaged by a Group Company, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Article V (Terms of Options), to exercise the Option (to the extent that the Optionee would have been entitled to do so at the time of his death) at any time within two (2) years from the date of his death.

27.
If the Optionee shall be terminated for Cause, then, all Options, whether exercisable or not on the date that the Group Company delivers to the employee a termination notice, will expire and may not be further exercised.

28.
For the purpose of this Israeli Plan, “Cause” shall exist if Optionee (i) breaches any of the material terms or conditions of his employment agreement, or agreement to provide services to the Group Company, including, without limitation, the breach of any duty of non-disclosure or non-competition; (ii) engages in willful misconduct or acts in bad faith with respect to any Group Company in connection with his employment or other agreement with a Group Company; or (iii) is convicted of a felony.

29.
In the event of the institution of any legal proceedings directed to the validity of the Israeli Plan or the Option, the Company may, in its sole discretion, and without incurring any liability therefore to the Optionee, terminate the Option.

30.	All terms and conditions herein are subject to any applicable law.

31.	For purposes of this Article VI, “Termination Date” shall mean the date on which Optionee’s employment or engagement with a Group Company is terminated.

ARTICLE VII
Non-Transferability of Option Rights

32.
An Option that is granted hereunder shall not be transferable otherwise than by will or the laws of descent and distribution.  To the extent provided in Article VI (Exercise of Options, Termination), an Option may be exercised, during the lifetime of the Optionee, only by the Optionee.  More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Option Agreement or the Israeli Plan, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided, however, that if the Optionee shall die while in the employ of the Company or any subsidiary, his estate, personal representative, or beneficiary shall have the right to exercise the Option to the extent exercisable in accordance with Article VI (Exercise of Options, Termination).

ARTICLE VIII
Adjustments

33.	In the following events (each a “Transaction”):

a.	a merger or consolidation of the Company (a “Merger”) with or into any company (the “Successor Company”) resulting in the Successor Company being the surviving entity; or

b.
an acquisition of: (i) all or substantially all of the shares or assets of the Company in one or more related transactions to another party (a “Share Sale”), or (ii) all or substantially all of the assets of the Company, in one or more related transactions to another party, in each case such acquirer of shares or assets is referred to herein as the “Acquiring Company”;

unexercised Options remain outstanding under the Israeli Plan (the “Unexercised Options”), there shall be substituted for the shares of Shares subject to the Unexercised Options an appropriate number of shares of such class of shares or other securities of the Successor Company or the Acquiring Company, as the case may be (or, if such company is not an operating company, of the first operating company in the ownership chain of such company) (the “Substitute Shares”).  Appropriate equitable adjustments shall be made in the purchase price per share of the Substitute Shares subject to the Unexercised Options, and all other terms and conditions of the Option Agreements, such as the vesting dates, shall remain in force, all as will be determined by the Board of Directors whose determination shall be final.

34.
The Committee shall have full authority to determine any provisions regarding the acceleration of the vesting period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Ordinary Share upon certain events or occurrences, and to include such provisions in the Option Agreement on such terms and conditions as the Committee shall deem appropriate.

35.
Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, without the approval of the stockholders of the Company, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option (and related Option Agreement) so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Israeli Plan, or (ii) effectuate a decrease in the Option Exercise Price of outstanding Options. At the full discretion of the Committee such actions may be brought before the stockholders of the Company for their approval.

36.
Subject to any provision in the Article of Association of the Company, as amended from time to time (the “Articles”), in the event of a Share Sale or a Merger, each Optionee shall  participate in the Share Sale or the Merger and sell or exchange, as the case may be, all of his or her Option Shares and Options in the Company, provided, however, that each such Options Share or Option shall be sold or exchanged at a price or ratio (as the case may be) equal to that of any other share sold or exchanged under the Share Sale or the Merger (minus the applicable exercise price), while accounting for changes in such price or ratio due to the respective terms of any such Option.

37.
With respect to Option Shares held in trust the following procedure will be applied: the Trustee (as defined below) will transfer the Option Shares held in trust and sign any document in order to effectuate the transfer of Option Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold or exchanged, and therefore the Trustee is obligated to transfer the Option Shares held in trust; (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Option Shares from the trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; (iii) the Company is obligated to transfer the consideration for the Option Shares directly to the Optionees.

38.	For avoidance of doubt, the Shares issuable upon exercise of the Options will be subject to the provisions of the Articles.

ARTICLE IX
Changes in Capitalization

39.
In case of any Change in Capitalization, as that term is defined below, appropriate equitable adjustments shall be made by the Board of Directors, whose determination shall be final, to the number of shares which may be purchased under the Israeli Plan, and the number of shares and the Option Exercise Price per share which may be purchased under outstanding Option Agreements.  Solely for purposes of this Israeli Plan, “Change in Capitalization” shall mean any increase or reduction in the share capital of the Company, or any change or exchange of the Shares for a different number or kind of shares or other securities, by reason of a reclassification, recapitalization, consolidation, reorganization, dividend or other distribution (whether in the form of cash, stock or other property), stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

ARTICLE X
Trustee

40.
Approved 102 Options granted under the Israeli Plan and any Shares allocated or issued upon exercise of such Approved 102 Options, including all rights attaching to such shares, and other shares received subsequently following any realization of rights (including bonus shares), will be allocated or issued to a trustee nominated by the Board of Directors (the “Trustee”) and approved in accordance with the provisions of Section 102 of the Ordinance, and will be held by the Trustee for the benefit of the Optionees.

41.
Approved 102 Options and any shares received following exercise of Approved 102 Options, including all rights attached to such shares, and other shares received subsequently following any realization of rights (including bonus shares), will be held by the Trustee for a period of (i) at least twenty four (24) months from the Grant Date of the Capital Gain Options occurs, or (ii) at least twelve (12) months from the Grant Date of the Work Income Options occurs (the “Trust Period”).  If the requirements for Approved 102 Options are not met, then the Approved 102 Options will be regarded as Unapproved 102 Options.  Notwithstanding the aforesaid, Option Shares received upon the exercise of Options may be sold or transferred, and the Trustee may release such Option Shares (or Approved 102 Options) from trust, prior to the lapse of the Trust Period, provided, however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance and Section 7 of the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003.  However, the Committee may, in its sole discretion, require an Optionee not to sell the Option Shares or transfer the Options in the Optionee’s name prior to the lapse of the Trust Period.

42.
All rights attaching to any shares received following exercise of Approved 102 Options, and other shares received subsequently following any realization of rights (including bonus shares), will be subject to the same taxation treatment applicable to such received shares.

43.
Section 3(i) Options granted under the Israeli Plan and any shares allocated or issued upon exercise of such Section 3(i) Options and other shares received following any realization of rights, in the Board of Director’s discretion, may be allocated or issued to a Trustee and will be held by the Trustee until all of the terms required for release thereof, as set forth herein and in the applicable Option agreement with the Optionee, are fulfilled, including payment of the required taxes. Anything to the contrary notwithstanding, the Trustee shall not transfer to an Optionee any Section 3(i) Options which were not already exercised into shares by the Optionee.

44.
The Trustee shall not transfer to the Optionee any shares allocated or issued upon exercise of Options prior to the full payment of the Optionee’s tax liabilities arising from or relating to Options which were granted to the Optionee or any shares allocated or issued upon exercise of such Options.

45.
Upon receipt of an Option, the Optionee shall sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with Israeli Plan or any Option or Share granted to the Optionee thereunder.

ARTICLE XI
No Obligation to Exercise Option

46.	Granting of an Option shall impose no obligation on the recipient to exercise such Option.

ARTICLE XII
Use of Proceeds

47.	The proceeds received from the issuance of Option Shares upon exercise of Options pursuant to the Israeli Plan shall be used for general corporate purposes.

ARTICLE XIII
Rights of a Stockholder; Voting Rights

48.
The Optionee shall have no rights of a stockholder with respect to Option Shares to be acquired by the exercise of an Option until a certificate or certificates representing such shares are issued to him following exercise of those Options which are fully vested and exercisable.  Upon issuance of a certificate or certificates, the Optionee shall have the rights of a stockholder attaching to Shares subject to the Voting Proxy defined below.

49.
In the Option Agreement, the Optionee will grant the Trustee an irrevocable proxy (a “Voting Proxy”) to represent the Optionee at all meetings of the stockholders of the Company, and to abstain from voting the Optionee’s Option Shares at such meetings.  Upon the consummation of an IPO of Company shares, the Voting Proxy will be deemed cancelled and of no further effect.

ARTICLE XIV
Employment Rights

50.
Nothing in the Israeli Plan or in any Option granted hereunder shall confer on any Optionee who is an employee or service provider any right to continue in the employ of the Company or a Group Company, or to interfere in any way with the right of the Company or a Group Company to terminate the Optionee’s employment or engagement at any time.

ARTICLE XV
Compliance with the Law

51.
The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options under the Israeli Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer the Shares upon exercise of the Options under the Israeli Plan, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.  Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

ARTICLE XVI
Transfer of Shares

52.
Any issued Option Shares shall, unless such shares are registered in accordance with the United States Securities Act of 1933, as amended (the “Act”), be sold only in accordance with exemptions under such Acts. There shall be no exercises, transfers, sales or other dispositions of issued Option Shares unless such shares are either registered or exempt from registration, provided, however, that in the event of an IPO, such exercise, transfer or other disposition will be subject to any lock up provision as agreed by the Company.

ARTICLE XVII
Investment Representation

53.
Each Optionee exercising any Option under the Plan acknowledges, by virtue of such exercise, that the Company has not, as of the date of the approval of this Plan by the Board of Directors, registered the shares covered thereby under the Act.  The Optionee shall sign and deliver to the Company, if requested, a separate investment representation, certificate or such other document as may be required by the Company’s counsel, to such effect; provided, however, that such Option, representation, certificate or other document may provide that the said investment restriction shall not be operative as to such Option Shares as may in the future be registered with the Securities and Exchange Commission pursuant to the Act.  Furthermore, the Company may place a legend on any share certificate delivered to the Optionee to the effect that such shares were acquired pursuant to an investment representation and without registration of the shares.

ARTICLE XVIII
Effectiveness and Term of Plan

54.
This Israeli Plan was originally adopted by the board of directors of Inspire MD Ltd. on June 20, 2006.  The Israeli Plan was subsequently adopted by the Board of Directors and assumed as a sub-plan to the Umbrella Plan on March 28, 2011.  The Israeli Plan shall expire on March 27, 2021, except as to Options outstanding on that date.  No Option shall be granted pursuant to the Israeli Plan after its expiration.  All Shares reserved for issuance under the Israeli Plan, in respect of which the right of an Optionee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Israeli Plan.

ARTICLE XIX
Amendment or Discontinuance of Plan

55.
The Board of Directors may, without the consent of the stockholders of the Company or the Optionees under the Israeli Plan, at any time terminate the Israeli Plan entirely and at any time, from time to time, amend or modify the Israeli Plan, provided that no such action shall adversely affect Options granted hereunder without the Optionee’s consent, and provided further that no such action by the Board of Directors, without the approval of the stockholders, may increase the total number of Shares which may be purchased pursuant to Options granted under the Israeli Plan.

ARTICLE  XX
Tax Consequences and Other Requirements

56.
The exercise of an Option that is granted hereunder shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any national, state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Any tax obligations arising from the grant or exercise of an Option, from the payment for the Option Shares covered thereby or from any other event or act (of the Company or the Optionee) hereunder, shall be borne solely by the Optionee. Furthermore, the Optionee hereby agrees and undertakes to indemnify the Company, its directors and officers and any Trustee that holds the Options, and hold them harmless against and from any and all liability for any such tax or interest thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

ARTICLE XXI
Governing Law

57.	The Israeli Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel.

ARTICLE XXII
Notices

58.
Each notice relating to the Israeli Plan shall be in writing and delivered in person or by first class mail; postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its principal offices.  Each notice to the Optionee or other person or persons then entitled to exercise an Option shall be addressed to the Optionee or such other person or persons at the Optionee’s last known address.

ARTICLE XXIII
Interpretation

59.
The interpretation and construction of any terms or conditions of the Israeli Plan, or of this Agreement or other matters related to the Israeli Plan by the Board of Directors shall be final and conclusive.

APPENDIX B

INSPIREMD, INC.

2011 U.S. Equity Incentive Plan

Designated for the U.S. Internal Revenue Code

ARTICLE I
Purpose

1.
The purpose of this U.S. Equity Incentive Plan (the “U.S. Plan”) shall be as defined in the InspireMD, Inc. 2011 UMBRELLA Option Plan (the “Umbrella Plan”), and is intended to harmonize the terms and conditions of the Umbrella Plan with the United States Internal Revenue Code of 1986, as amended (the “Code”) and provide specific provisions regarding Grantees to whom the US Tax Rules apply (the “US Grantees”).  Unless expressly provided in this U.S. Plan, the provisions of the Umbrella Plan shall apply to US Grantees.  Capitalized terms used and not otherwise defined in this U.S. Plan have the meanings given to them in the Umbrella Plan.

2.
With respect to any Grantee who is subject to the reporting requirements of Section 16 of the Exchange Act, the U.S. Plan and all transactions under the U.S. Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.  To the extent any provision of the U.S. Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE II
Options and Shares

3.	The Options granted and the Shares to be issued are as defined under the Umbrella Plan.

a.
Types of Options.  Options shall be granted under the U.S. Plan as Options that do not meet the requirements of Section 422 of the Code.  Options may be granted from time to time by the Board to all employees of the Company or of any parent or subsidiary company of the Company (as defined in Sections 424(e) and (f), respectively, of the Code), and also to all non-employee directors and consultants of the Company or any such other company.

b.
Limitations on Options and Shares.  Notwithstanding anything to the contrary contained herein, subject to adjustment pursuant to Section 9 of the Umbrella Plan, during any calendar year the maximum number of shares with respect to which Options may be granted to an officer of the Company (or any subsidiary) subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code is one million (1,000,000) Shares.

c.
Limitations on Grantees. “Consultant” means any natural person, who is not an employee, rendering bona fide services to the Company or a subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE III
Exercise Price

4.
The Exercise Price shall be as defined under the Plan provided that the Exercise Price shall be equal to the fair market value of the Share on the date of such grant, determined as follows: (i) if the Company is publicly-traded, the closing price of a Share on the Date of Grant; or (ii) if the Company is not publicly-traded, as determined by (A) the Administrator, in good faith, based on the reasonable application of a reasonable valuation method, considering factors relevant to the value of the Shares, or (B) a qualified independent appraiser, based on a reasonable valuation method, which determination being made no more than twelve (12) months before the respective stock option grant date; provided however, that in the event that prior to the end of each such twelve (12) months period subsequent to the relevant appraisal date the Company undergoes an event which will have a material effect on the value of the Share, the Company shall carry out and receive an updated analysis from a qualified independent appraiser regarding the fair market value of the Share for any new grant. Each Option Agreement shall contain the exercise price determined for each Grantee. Each vested Option shall entitle the Grantee to purchase one Share at the Exercise Price, subject to the provisions of the Plan, the Option Agreement and the Tax Rules.

ARTICLE IV
Exercise of Options, Termination

5.	The exercise and termination of any Option shall be as defined under the Plan and shall be subject to the following provisions:

a.
Employees: Exercise of Option After Termination of Employment.  If the Grantee’s employment with (a) the Company, (b) the Group or (d) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Grantee may exercise only the rights that were available to the Grantee at the time of such termination and only within the time periods set forth under the Umbrella Plan.  If the Grantee’s employment is terminated as a result of disability, such rights may be exercised only within the time periods set forth under the Umbrella Plan.  Upon the death of the Grantee, his or her designated beneficiary or legal representative shall have the right, at any time within the time periods set forth under the Umbrella Plan, to exercise in whole or in part any rights that were available to the Grantee at the time of death.  Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

b.
Directors: Exercise of Option After Termination of Services as a Director.  If the Grantee ceases to be a Director and no longer serves as a consultant or an employee of the Company or the Group, the Grantee or the Grantee’s legal representative may exercise only the rights that were available to the Grantee at the time of such termination and only within the time periods set forth under the Umbrella Plan.  Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

c.
Consultants: Exercise of Option After Termination of Consulting Relationship/Services Engagement.  If the Grantee’s consulting relationship or other services engagement with the Company or the Group is terminated for any reason, the Grantee or the Grantee’s legal representative may exercise only the rights that were available to the Grantee at the time of such termination and only within the time periods set forth under the Umbrella Plan.  Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

ARTICLE V
Non-Transferability of Option Rights

6.
Any Option granted hereunder shall be subject to the non-transferability restrictions as defined under the Umbrella Plan.  Without derogating from the above, any Option shall not be transferable by the Grantee thereof otherwise than, in the case of an individual, by will or the laws of descent and distribution, and shall be exercisable, during the Grantee’s lifetime, only by the holder.  The Board may waive this restriction in any particular case, provided that the Options may be transferable only to the extent permitted by the Code.

ARTICLE VI
Restricted Stock

7.	The Administrator may at it sole discretion grant Shares pursuant the Plan.

a.
Terms.  The Administrator may issue Shares to employees, non-employee directors and consultants subject to forfeiture or to the Company’s right to repurchase such shares (“Restricted Stock”).  Shares of Restricted Stock may be issued without cash consideration or for such consideration as may be determined by the Administrator.  The Administrator shall determine the duration of the period of time (the “Restricted Period”) during which, the price (if any) at which, and the other conditions under which, the shares may be forfeited or repurchased by the Company and other terms and conditions of such grants.

b.
Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Administrator, during the Restricted Period.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the holder, shall contain such legend as the Administrator may require with respect to the restrictions on transfer and, if required by the Administrator, shall be deposited by the holder, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period with respect to any of such shares, the Company shall deliver a certificate with respect to such shares, without a legend referring to the Plan’s restrictions on transfer, to the Grantee or, if the Grantee has died, to the Grantee’s designated beneficiary or legal representative.

c.
Restricted Stock Purchase Agreement.  Each recipient of Restricted Stock shall enter into a Restricted Stock Purchase Agreement with the Company that shall specify the terms and conditions of such grant of Restricted Stock and shall contain such other terms and conditions not inconsistent with the provisions of the Umbrella Plan and of this U.S. Plan as the Administrator considers necessary or advisable to achieve the purposes of the Umbrella Plan and U.S. Plan or comply with applicable tax and regulatory laws and accounting principles.  The form of such Restricted Stock Purchase Agreement may vary among Grantees.  The Restricted Stock Purchase Agreement may be amended by the Administrator in any respect, provided that the consent of the Grantee shall be required for any amendment, other than an amendment made in order to conform the Restricted Stock Purchase Agreement or the Umbrella Plan or this U.S Plan to restrictions imposed by securities or tax laws or regulations, that would materially and adversely affect the Grantee.

ARTICLE VII
Adjustments and Substitution

8.
Upon the occurrence of any Transaction the required adjustment and substitution shall be implemented as defined under the Plan provided that any such adjustment shall comply with Section 409(A) of the Code.

ARTICLE VIII
Changes in Capitalization

9.
In case of any change in the capitalization of the Company, the appropriate equitable adjustments shall be made as defined under the Umbrella Plan.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Umbrella Plan, the US Plan or any Option to violate Section 409A of the Code.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

ARTICLE IX
Rights of a Stockholder

10.	The Grantee’s rights with respect to Shares to be acquired by the exercise of an Option shall be as defined under the Umbrella Plan.

ARTICLE X
Compliance with the Law

11.	The Company’s relief from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any Shares subject to Options shall be as defined under the Umbrella Plan.

a.
Compliance with Securities Laws.  It shall be a condition to the Grantee’s right to purchase Shares that the Company may, in its discretion, require (a) that the Shares reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s stock may then be listed or quoted, (b) that either (i) a registration statement under the United States Securities Act of 1933, as amended (the “Act”), with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Act and the Grantee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Grantee, or both.  The certificates representing the Shares purchased under any Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

b.
Incorporation of Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an award, issuance, and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Any provision of this Plan that would cause an award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law).

ARTICLE XI
Tax Consequenses and Withholding

12.	Any tax consequences arising from the grant or exercise of any Option or Shares shall be borne solely by the Grantee as described under the Umbrella Plan.

13.
Without derogating from the above, the Grantee shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of any Option or Shares no later than the date of the event creating the tax liability.  In the Administrator’s sole discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the exercise of the Option or from the grant of Restricted Stock creating the tax obligation, valued at the fair market value of the Shares on the date of delivery to the Company as determined in good faith by the Administrator.  The Company and any of its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee.

ARTICLE XII
Interpretation

14.
The interpretation and construction of any terms or conditions of the Umbrella Plan, or of this U.S. Plan or other matters related to the Umbrella Plan or U.S. Plan by the Administrator shall be final and conclusive.  In the event of any contradiction between this U.S. Plan and the Umbrella Plan, the terms of the Umbrella Plan shall prevail, except of tax issues including provisions in the opinion of the Administrator that related to Section 409A of the Code.

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